Exhibit 99.5

 Photronics, Inc.  Q2 2018 Financial Results Conference CallMay 22, 2018

 Safe Harbor Statement  2  This presentation and some of our comments may contain projections or other forward-looking statements regarding future events, our future financial performance, and/or the future performance of the industry. These statements are predictions, and contain risks and uncertainties. Actual events or results may differ materially from those presented. These statements include words like “anticipate”, “believe”, “estimate”, “expect”, “forecast”, “may”, “should”, “plan”, “project” or the negative thereto. We cannot guarantee the accuracy of any forecasts or estimates, and we are not obligated to update any forward-looking statements if our expectations change. If you would like more information on the risks involved in forward-looking statements, please see the documents we file from time to time with the Securities and Exchange Commission, specifically our most recent Form 10K and Form 10Q.Non-GAAP Financial MeasuresThis presentation and some of our comments may reference non-GAAP financial measures. These non-GAAP financial measures exclude certain income or expense items, and are consistent with another way management internally analyzes our results of operations. Non-GAAP information should be considered to be a supplement to, and not a substitute for, financial statements prepared in accordance with GAAP. Please see the “Reconciliation of GAAP to Non-GAAP Financial Information” in this presentation.

Q2 2018 Summary

- **Revenue grew 21% Y/Y and 6% Q/Q**
  - High-end IC biggest growth factor (+83% Y/Y)
  - China revenue doubled Y/Y; up 18% Q/Q
- **Gross and operating margins expanded on higher revenue and operating leverage**
- **Net income attributable to Photronics, Inc. shareholders of $10.7M ($0.15/share)**
- **Cash balance of $321M; capex increased to $33M as we invest in growth**
- **China investments on track**
  - Construction to be completed later this year
  - Production to begin first half of 2019

Investing in long-term, profitable growth to increase shareholder value

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PHOTRONICS

 $M (except EPS)  Q218  Q118  Q/Q  Q217  Y/Y  Revenue  $ 130.8  $ 123.4  6%  $ 108.3  21%  Gross Profit  $ 32.8  $ 27.7  19%  $ 20.2  63%  Gross Margin  25.1%  22.4%  270 bps  18.6%  650 bps  Operating Income  $ 15.4  $ 11.8  30%  $ 5.5  178%  Operating Margin  11.7%  9.6%  210 bps  5.1%  660 bps  Net Income*  $ 10.7  $ 5.9  80%  $ 1.8  493%  Diluted EPS*  $ 0.15  $ 0.09  $ 0.06  $ 0.03  $ 0.12  Higher revenue as we achieved growth in both IC & FPDGross margin improved due to effect of revenue increaseOperating margin increased as higher gross margin and lower R&D offset impact of higher SG&A due to compensationNet income includes foreign exchange gain, net of tax and non-controlling interest, of $1.5M ($0.02/share) in Q218; and a loss of $2.7M ($0.04/share) in Q118Q118 tax expense includes $4.2M ($0.06/share) benefits, primarily for recognition of accumulated AMT credits resulting from the tax reform act  Income Statement Summary  4  *Net income attributable to Photronics, Inc. shareholders

 Strong high-end growthHigh-end logic growth driven by Asia foundriesMemory demand from Asia continues to be strongChina revenue more that doubled Y/Y; represents 11% of Q218 IC revenueExpect demand trends to continue in Q3High-end logic improvingHigh-end memory flat to upMainstream stable  $M  Q218  Q118  Q/Q  Q217  Y/Y  High-End*  $ 41.5  $ 33.4  24%  $ 22.7  83%  Mainstream  $ 60.8  $ 62.3  (2%)  $ 59.9  1%  Total  $ 102.3  $ 95.7  7%  $ 82.6  24%  IC Photomask Revenue  5  *28nm and smaller  Total may differ due to rounding

 High-end down Q/Q primarily due to lower AMOLED demandMainstream strengthened as demand for LTPS LCD displays increasedChina represents 36% of Q218 FPD revenueExpect customers to ramp new AMOLED designs to improve fab utilizationQualifying P-800 in Korea to maintain AMOLED technology leadership  $M  Q218  Q118  Q/Q  Q217  Y/Y  High-End*  $ 18.2  $ 18.8  (3%)  $ 16.8  9%  Mainstream  $ 10.3   $ 9.0  14%   $ 8.9  16%  Total  $ 28.5  $ 27.8  3%  $ 25.7  11%  FPD Photomask Revenue  6  *≥G8 and AMOLED  Total may differ due to rounding

 $M  Q218  Q118  Q217  Cash  $ 321  $ 349  $ 346  Debt  $ 59  $ 61  $ 65  Net Cash*  $ 262  $ 288  $ 281  Operating Cash Flow  $ 7  $ 31  $ 15  Capital Expenditures  $ 33  $ 11  $ 5  LTM EBITDA  $ 138  $ 122  $ 120  Cash balance lower on higher capex and lower operating cash flowOperating cash flow lower due to increase in net working capital and other current assets, driven by revenue growth2018 capex expected to be ~$250M, primarily for China IC & FPD investmentsBalance sheet able to fund planned investments and strategic M&A opportunities  Select Financial Data  7  *Net cash defined as cash and cash equivalents less long-term borrowings (including current portion), as reported in accordance with GAAP

Q318 Guidance

Revenue ($M)	$128 - $136
Taxes ($M)	$2 - $3
EPS	$0.12 - $0.18
Diluted Shares (M)	~75

- High-end demand expectations are positive
  - High-end IC logic up on Asia foundry demand
  - High-end IC memory stable to improving
  - High-end FPD mask demand should improve as customers release new designs to maintain utilization
- Some high-end litho tools schedule for PM in Q3, limiting revenue growth
- Expect margin headwinds in H218 as China operations begin to ramp ahead of production in first half of 2019

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PHOTRONICS

Thank you for your interest!  For Additional Information:R. Troy Dewar, CFADirector, Investor Relations203.740.5610tdewar@photronics.com

 Appendix

 IC Photomask Revenue  11  Mainstream$250.2M66%  High-End$129.0M34%  High-End: 28nm and smaller; total may differ due to rounding

 FPD Photomask Revenue  12  Mainstream$36.7M34%  High-End$70.9M66%  High-End: ≥G8 and AMOLED; total may differ due to rounding  Mainstream$32.5M32%  High-End$67.9M68%

 Non-GAAP Reconciliation

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